EX-99.906CERT

CERTIFICATION

Ross C. Provence, President, and Jeffrey R. Provence, Chief Financial Officer of Blue Chip Investor Funds (the “Registrant”), each certify to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2021 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President

     Chief Financial Officer

Blue Chip Investor Funds

     Blue Chip Investor Funds

/s/Ross C. Provence

     /s/Jeffrey R. Provence

Ross C. Provence

     Jeffrey R. Provence

Date:               4/29/2022                                                    Date:               4/29/2022

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Blue Chip Investor Funds and will be retained by Blue Chip Investor Funds and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.